Mueller Industries, Inc. Reports Third Quarter 2021 Earnings

COLLIERVILLE, Tenn., October 19, 2021 -- Mueller Industries, Inc. (NYSE: MLI) announces results for the third quarter of 2021. (All comparisons are to the prior year quarter.)
•$233.4 million in operating income versus $69.2 million
•$171.0 million in net income versus $42.7 million
•$982.2 million in net sales versus $619.1 million
•EPS of $3.01 versus $0.76 per share

Third Quarter Financial and Operating Highlights:
•COMEX copper averaged $4.30 per pound versus $2.93 per pound in the third quarter of last year, a 47% increase.
•Unit sales growth across all segments, the influence of the higher copper prices and contributions from the first quarter acquisition of the Hart & Cooley Flex duct business all contributed to the increase in net sales.
•The results include a gain of $50.1 million from the sale of the Fabricated Tube Products and Shoals Tubular businesses.
•We recorded income of $2.8 million on our investment in Tecumseh Products Company as its restructuring efforts progress, compared to a $5.5 million loss recorded during the prior year period.
•We reduced our debt by $230.0 million, ending the quarter with a debt to total capitalization below 10 percent and a current ratio of 2.7 to 1.

Regarding the quarter performance and outlook, Greg Christopher, Mueller’s CEO said,
“Our strong financial results were driven by continued favorable market demand and our teams’ exceptional operating performance in the face of industry wide labor and supply constraints and rising costs. Building construction demand remains solid, and backlogs in most businesses continue to build.”

He added, “During the quarter, we also completed the sale of two of our smaller manufacturing businesses, Fabricated Tube Products and Shoals Tubular, and divested of a majority interest in Die-Mold Tool. Although growth remains a key priority, we also continually evaluate our portfolio and pursue opportunities to exit businesses that we do not believe provide the up-side growth potential and returns necessary to achieve our long-term strategic goals.

We anticipate that current market conditions will continue for the foreseeable future.”

Mueller Industries, Inc. (NYSE: MLI) is an industrial corporation whose holdings manufacture vital goods for important markets such as air, water, oil and gas distribution; climate comfort; food preservation; energy transmission; medical; aerospace; and automotive. It includes a network of companies and brands throughout North America, Europe, Asia, and the Middle East.

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Statements in this release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties. These include economic and currency conditions, continued availability of raw materials and energy, market demand, pricing, competitive and technological factors, and the availability of financing, among others, as set forth in the Company’s SEC filings. The words “outlook,” “estimate,” “project,” “intend,” “expect,” “believe,” “target,” “encourage,” “anticipate,” “appear,” and similar expressions are intended to identify forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date of this report. The Company has no obligation to publicly update or revise any forward-looking statements to reflect events after the date of this report.

CONTACT
Jeffrey A. Martin
(901) 753-3226

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Quarter Ended		For the Nine Months Ended
(In thousands, except per share data)	September 25, 2021	September 26, 2020	September 25, 2021	September 26, 2020

Net sales	$982,248	$619,105	$2,812,988	$1,722,192

Cost of goods sold	744,265	500,780	2,212,395	1,412,654
Depreciation and amortization	10,868	10,752	33,757	32,888
Selling, general, and administrative expense	48,524	38,346	137,891	117,749
Gain on sale of businesses	(54,759)	—	(54,759)	—
Litigation settlement, net	—	—	—	(21,933)

Operating income	233,350	69,227	483,704	180,834

Interest expense	(1,116)	(4,885)	(7,451)	(15,237)
Redemption premium	—	—	(5,674)	—
Other (expense) income, net	(2,548)	522	(1,288)	3,634

Income before income taxes	229,686	64,864	469,291	169,231

Income tax expense	(60,229)	(15,450)	(120,996)	(42,623)
Income (loss) from unconsolidated affiliates, net of foreign tax	2,799	(5,457)	131	(20,213)

Consolidated net income	172,256	43,957	348,426	106,395

Net income attributable to noncontrolling interests	(1,276)	(1,255)	(5,507)	(3,322)

Net income attributable to Mueller Industries, Inc.	$170,980	$42,702	$342,919	$103,073

Weighted average shares for basic earnings per share	56,077	55,816	55,979	55,805
Effect of dilutive stock-based awards	731	550	784	534

Adjusted weighted average shares for diluted earnings per share	56,808	56,366	56,763	56,339

Basic earnings per share	$3.05	$0.77	$6.13	$1.85

Diluted earnings per share	$3.01	$0.76	$6.04	$1.83

Dividends per share	$0.13	$0.10	$0.39	$0.30

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME, CONTINUED
(Unaudited)

	For the Quarter Ended		For the Nine Months Ended
(In thousands)	September 25, 2021	September 26, 2020	September 25, 2021	September 26, 2020

Summary Segment Data:

Net sales:
Piping Systems Segment	$688,200	$409,414	$1,947,564	$1,128,467
Industrial Metals Segment	182,245	118,831	527,137	338,652
Climate Segment	122,252	97,604	364,986	276,983
Elimination of intersegment sales	(10,449)	(6,744)	(26,699)	(21,910)

Net sales	$982,248	$619,105	$2,812,988	$1,722,192

Operating income:
Piping Systems Segment	$152,199	$44,863	$343,805	$122,613
Industrial Metals Segment	19,052	18,348	58,398	38,403
Climate Segment	21,072	18,156	63,779	43,523
Unallocated income (expenses)	41,027	(12,140)	17,722	(23,705)

Operating income	$233,350	$69,227	$483,704	$180,834

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
(In thousands)	September 25, 2021	December 26, 2020
ASSETS
Cash and cash equivalents	$104,789	$119,075
Accounts receivable, net	493,960	357,532
Inventories	405,590	315,002
Other current assets	33,604	33,752

Total current assets	1,037,943	825,361

Property, plant, and equipment, net	370,222	376,572
Operating lease right-of-use assets	24,147	29,301
Other assets	296,225	297,334

Total assets	$1,728,537	$1,528,568

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of debt	$1,110	$41,283
Accounts payable	180,509	147,741
Current portion of operating lease liabilities	6,193	6,259
Other current liabilities	192,286	144,360

Total current liabilities	380,098	339,643

Long-term debt	121,012	286,593
Pension and postretirement liabilities	24,132	26,841
Environmental reserves	20,902	21,256
Deferred income taxes	13,393	16,842
Noncurrent operating lease liabilities	17,399	21,602
Other noncurrent liabilities	25,369	14,731

Total liabilities	602,305	727,508

Total Mueller Industries, Inc. stockholders’ equity	1,107,562	776,745
Noncontrolling interests	18,670	24,315

Total equity	1,126,232	801,060

Total liabilities and equity	$1,728,537	$1,528,568

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended
(In thousands)	September 25, 2021	September 26, 2020

Cash flows from operating activities
Consolidated net income	$348,426	$106,395
Reconciliation of consolidated net income to net cash provided by operating activities:
Depreciation and amortization	33,932	33,127
Stock-based compensation expense	7,228	6,332
Provision for doubtful accounts receivable	1,310	953
(Income) loss from unconsolidated affiliates	(131)	20,213
Redemption premium	5,674	—
(Gain) loss on disposals of properties	(1,135)	144
Gain on sale of businesses	(54,759)	—
Impairment charges	2,568	3,035
Deferred income tax expense (benefit)	6,304	(836)
Changes in assets and liabilities, net of effects of businesses acquired and sold:
Receivables	(155,103)	(45,530)
Inventories	(96,505)	41,598
Other assets	(9,335)	9,053
Current liabilities	85,523	25,913
Other liabilities	8,335	(5,813)
Other, net	(851)	2,294

Net cash provided by operating activities	181,481	196,878

Cash flows from investing activities
Capital expenditures	(25,547)	(29,204)
Acquisition of businesses, net of cash acquired	(13,935)	(72,648)
Proceeds from sale of businesses, net of cash sold	74,250	—
Investments in unconsolidated affiliates	(1,613)	—
Payment received for (issuance of) notes receivable	8,539	(9,155)
Proceeds from sales of properties	2,124	12

Net cash provided by (used in) investing activities	43,818	(110,995)

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED
(Unaudited)

	For the Nine Months Ended
(In thousands)	September 25, 2021	September 26, 2020

Cash flows from financing activities
Dividends paid to stockholders of Mueller Industries, Inc.	(21,846)	(16,754)
Repurchase of common stock	—	(5,574)
Payment of contingent consideration	(1,250)	(7,000)
Issuance of debt	475,000	150,027
Repayments of debt	(680,572)	(186,492)
Repayment of debt by consolidated joint ventures, net	(4,865)	(299)
Net cash received (used) to settle stock-based awards	219	(160)
Debt issuance costs	(1,111)	—
Dividends paid to noncontrolling interests	(9,722)	—

Net cash used in financing activities	(244,147)	(66,252)

Effect of exchange rate changes on cash	(377)	(3,294)

(Decrease) increase in cash, cash equivalents, and restricted cash	(19,225)	16,337
Cash, cash equivalents, and restricted cash at the beginning of the period	127,376	98,042

Cash, cash equivalents, and restricted cash at the end of the period	$108,151	$114,379